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                                                                      EXHIBIT 5

                                 HALE AND DORR
                                60 State Street
                          Boston, Massachusetts 02105


                                  May 15, 1996

Gensym Corporation
125 CambridgePark Drive
Cambridge, Massachusetts 02140

     Re: 1995 Director Stock Option Plan

Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed on May 16, 1996 with the Securities and Exchange Commission relating to 100,000 shares of the Common Stock, $.01 par value per share (the "Shares"), of Gensym Corporation, a Delaware corporation (the "Company"), issuable under the Company's 1995 Director Stock Option Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation of the Company and the By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares, and the Shares, when issued and paid for in accordance with the terms of the Plan and at a price per share in excess of the par value per share for such Shares, will be legally issued, fully-paid and nonassessable.



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     We hereby consent to the filing of this opinion with the Securities and
Exchange Commission in connection with the Registration Statement.

                                            Very truly yours,




                                            /s/ HALE AND DORR
                                            -----------------
                                                Hale and Dorr